Exhibit 99.1

Codexis Announces Enhanced Strategic Focus and Extends Projected Cash Runway to Mid-2026

Organization Streamlined to Focus on Continued Advancement and Commercialization of ECO Synthesis™ Platform for RNAi Therapeutics Production

Codexis Expects its Pharmaceutical Manufacturing Business to Return to Growth in 2024

Company Reiterates 2023 Product Revenue Guidance and Announces Preliminary Unaudited Revenue for the Second Quarter of 2023

Management to Host Conference Call Today at 4:30 p.m. ET

REDWOOD CITY, Calif., July 20, 2023 -- Codexis, Inc. (NASDAQ: CDXS), a leading enzyme engineering company, today announced that, in alignment with its previously announced strategy to focus resources on programs with the strongest probability of creating significant value in the near-term and beyond, the Company intends to prioritize the advancement and commercialization of its Enzyme-Catalyzed Oligonucleotide (ECO) Synthesis™ platform and its highly complementary Pharmaceutical Manufacturing business. As part of this enhanced strategic focus, the Company is streamlining operations, including discontinuing investment in certain development programs, primarily in Biotherapeutics, consolidating operations to its headquarters and reducing headcount by approximately 25%. Codexis had $92.1 million in cash and cash equivalents as of June 30, 2023, and with these changes expects that this balance will be sufficient to fund its planned operations to mid-2026, providing the Company the opportunity to deliver on critical milestones related to its ECO Synthesis™ platform.

“As a result of our disciplined portfolio streamlining, Codexis now reflects a built-to-win, focused organization with cash runway to fuel our strategic priorities through mid-2026, including the commercialization of our ECO Synthesis™ platform,” said Stephen Dilly, MBBS, PhD, President and Chief Executive Officer of Codexis. “By building upon our existing strength in enzyme engineering, we believe we have identified a concentrated group of potential high-impact programs where our enzymes and expertise can drive meaningful differences for life science and pharmaceutical customers. Our ECO Synthesis™ technology sits at the top of this list, given its potential to create tremendous value for Codexis and our customers by enabling commercial-scale manufacture of RNAi therapeutics, a powerful, growing class of medicines being developed to address difficult to treat diseases impacting millions of patients.”

Kevin Norrett, Chief Operating Officer of Codexis, added, “As late clinical stage RNAi therapeutic candidates advance toward approval, we believe that current phosphoramidite chemistry methods alone will be unable to sufficiently scale production to meet the coming wave of anticipated demand. We believe Codexis is uniquely positioned to design and bring to market an enzymatic solution that addresses this challenge. We expect to demonstrate gram-scale synthesis of our ECO Synthesis™ technology by the end of this year, with a path toward our commercialization goal in 2025. Coupled with an anticipated return to growth of product revenues in our Pharmaceutical Manufacturing business next year, we remain confident that we are on track and well-positioned to realize significant value in the near term.”

Portfolio Updates

Life Sciences

•Codexis will prioritize its resources to complete development and commercialization of its proprietary ECO Synthesis™ platform, offering a suite of enzymes and a process designed to enable scalable production of RNA interference (RNAi) therapeutics, including small interfering RNA (siRNA). With over 450 RNAi therapies currently in clinical development, including more than 40 assets in Phase 2 and Phase 3 clinical trials targeting disease indications impacting millions of patients, demand for siRNA is projected to outpace current production capabilities in the coming years. By enabling the manufacture of these therapeutics through an enzymatic route, Codexis’ ECO Synthesis™ technology is specifically engineered to address the challenges with scalability and sustainability associated with traditional phosphoramidite chemistry methods. Codexis anticipates demonstrating gram-scale synthesis of the platform by the end of 2023, providing a key point of technical validation to enable select pre-commercial customer testing of the platform to begin in 2024.
•The Company expects to make its double-stranded RNA (dsRNA) ligase available to customers in 2024. As Codexis’ market entry point in RNAi therapeutics production, the dsRNA ligase integrates with existing phosphoramidite chemistries to stitch together small, manufactured strands of RNA.
•The Company plans to focus on a select group of highly differentiated enzymes engineered to address complex, unmet needs for life science customers. This includes Codexis’ newly engineered DNA ligase, designed to improve ligation efficiency and potentially allow for increased sensitivity and more accurate detection in oncology applications, and the Codex® HiCap RNA polymerase, which reduces unwanted double-stranded RNA contamination and increases mRNA capping efficiency.
•The Company is actively exploring options to drive value by potentially monetizing other assets within its Life Sciences portfolio.

Pharmaceutical Manufacturing

•Codexis has a long history of engineering increasingly complex biocatalysts for large pharmaceutical customers, many of which are now advancing pipelines of RNAi therapeutic candidates. As a result, the technology, infrastructure and commercial reach of the Company’s Pharmaceutical Manufacturing business is highly complementary to the ECO Synthesis™ platform.
•Codexis will continue to collaborate with customers on Pharmaceutical Manufacturing projects and expects a return to growth of this business in 2024.

Biotherapeutics

•The Company will discontinue all pre-clinical discovery work in Biotherapeutics, including inborn errors of metabolism and gene therapy. This decision reflects Codexis’ strategic focus on the most valuable applications of its CodeEvolver® directed evolution platform and the prioritization of opportunities that have the potential to generate revenue in the next two to five years.
•Codexis is planning to discontinue its 50/50 development support of CDX-7108 and is in active negotiations with its partner, Nestlé Health Science S.A., to advance the program. CDX-7108 is being developed for the treatment of exocrine pancreatic insufficiency (EPI).
•The Company is actively exploring options to drive value by potentially monetizing other assets within its Biotherapeutics portfolio.

Organizational Updates

•To align with the Company’s portfolio updates, Codexis is reducing its headcount by approximately 25%. The Company expects the majority of these changes will be complete by September 30, 2023, and estimates it will begin to realize associated savings in the fourth quarter of this year.
•Codexis will consolidate operations from its San Carlos, CA facility to its headquarters in Redwood City, CA. The move is expected to occur during the second half of 2023.
•As a result of these changes, the Company expects to reduce annual expenses by approximately $15 million in R&D and $5 million in Selling, General and Administrative, as well as avoid a significant ramp-up in expenses related to Biotherapeutics.

Select, Preliminary Unaudited Financial Results for the Second Quarter of 2023 and Updated Financial Guidance

Based on preliminary unaudited financial information, Codexis expects to report the following financial results for the second quarter of 2023. The Company has not yet completed the preparation of its financial statements for the three and six months ended June 30, 2023, and as a result, final reported results may differ materially from the preliminary results presented herein. Additionally, the Company’s independent registered public accountants may identify items that could cause the final reported results to be materially different from the preliminary financial estimates presented herein.

•Total revenues are expected to be in the range of $21 million to $22 million, which includes product revenues in the range of $11 million to $12 million and R&D revenues of approximately $10 million.
•As of June 30, 2023, the Company had cash and cash equivalents of $92.1 million.

Codexis is updating its 2023 financial guidance, as follows:

•Codexis is reiterating its 2023 product revenue and gross margin guidance as outlined in the Company’s first quarter earnings release issued on May 4, 2023. Specifically, product revenues are expected to be in the range of $30 million to $35 million and gross margin on product revenue is expected to be in the range of 55% to 65%; both metrics exclude enzyme sales related to PAXLOVID®.
•R&D revenues are now expected to be in the range of $21 million to $24 million, compared to previous guidance of $28 million to $33 million. The change is the result of the workforce reduction and reduced R&D expenses subject to reimbursement related to the discontinuation of the Company’s Biotherapeutics programs.
•As of June 30, 2023, the Company had an estimated $92.1 million in cash and cash equivalents. Codexis expects the portfolio prioritization, operational streamlining and reduction in workforce to significantly reduce the Company’s annual cash burn rate for its planned operations, extending cash runway into mid-2026 and funding critical upcoming milestones for its priority programs.

The Company intends to report its full financial results for the second quarter of 2023 on Thursday, August 3, 2023, following the close of market. The Company will not be conducting a conference call in conjunction with this financial results release.

For an updated corporate presentation as of July 20, 2023, visit the Codexis Investor Relations website, www.codexis.com/investors.

Conference Call and Webcast

Codexis will hold a conference call and webcast today beginning at 4:30 p.m. ET. A live webcast and slide presentation to accompany the conference call will be available on the Investors section of the Company website at www.codexis.com/investors. The conference call dial-in numbers are 877-705-2976 for domestic callers and 201-689-8798 for international callers.

A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 877-660-6853 for domestic callers or 201-612-7415 for international callers. Please use the passcode 13726635 to access the recording. A webcast replay will be available on the Investors section of the Company website for 30 days, beginning approximately two hours after the completion of the call.

About Codexis

Codexis is a leading enzyme engineering company leveraging its proprietary CodeEvolver® technology platform to discover, develop and enhance novel, high-performance enzymes and other classes of proteins. Codexis enzymes solve for real-world challenges associated with small molecule pharmaceuticals manufacturing and nucleic acid synthesis, and the Company is currently developing its proprietary ECO Synthesis™ platform to enable the scaled manufacture of RNAi therapeutics through an enzymatic route. Codexis’ unique enzymes can drive improvements such as higher yields, reduced energy usage and waste generation, improved efficiency in manufacturing and greater sensitivity in genomic and diagnostic applications. For more information, visit www.codexis.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “seek,” “should,” “suggest,” “target,” “on track,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management, including, but not limited to, statements regarding Codexis’ having sufficient cash for its planned operations through mid-2026 and whether that will be sufficient for it to delivery on critical milestones; Codexis expectations that its Pharmaceutical Manufacturing business will return to growth in 2024; the potential of Codexis’ ECO Synthesis™ platform to create tremendous value for Codexis and our customers by enabling commercial-scale manufacture of RNAi therapeutics; whether Codexis is able to demonstrate gram-scale synthesis of its ECO Synthesis™ technology by the end of 2023, with a path toward commercialization in 2025; the timing of when dsRNA ligase will be available to customers and its commercial launch; whether any new product opportunities will be able to generate revenue in the next two to five years; the savings Codexis may realize as a result of its organizational updates; and Codexis’ expectations regarding 2023 total revenues, product revenues, R&D revenue and gross margin on product revenue. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include, among others: Codexis’ dependence on its licensees and collaborators; if any of its collaborators terminate their development programs under their respective license agreements with Codexis; Codexis may need additional capital in the future in order to expand its business; Codexis’ dependence on a limited number of products and customers, and potential adverse effects to Codexis’ business if its customers’ products are not received well in the markets; if Codexis is unable to develop and commercialize new products for its target markets; if competitors and potential competitors who have greater resources and experience than Codexis develop products and technologies that make Codexis’ products and technologies obsolete; and market and economic conditions may negatively impact Codexis business, financial condition and share price. Additional information about factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”) on February 27, 2023 and in Codexis’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 4, 2023, including under the caption “Risk Factors,” and in Codexis’ other periodic reports filed with the SEC. Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law. Codexis’ estimated results for the quarter ended June 30, 2023 are not necessarily indicative of its operating results for any future periods.

For More Information

Investor Contact
Carrie McKim
(336) 608-9706
ir@codexis.com

Media Contact
Lauren Musto
(781) 572-1147
media@codexis.com